Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 7, 2022

LEGGETT & PLATT REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS

Carthage, MO, February 7, 2022 —

•	4Q sales were a quarterly record[1] $1.333 billion, a 13% increase vs 4Q20

•	4Q EPS was $.77, a decrease of $.02 vs 4Q20

•	2021 sales were a record[1] $5.073 billion, a 19% increase vs 2020

•	2021 EPS was a record $2.94 and 2021 adjusted[2] EPS was a record $2.78; both increases vs 2020

•	2021 cash flow from operations was $271 million

•	2022 guidance: sales of $5.3–$5.6 billion and EPS of $2.70–$3.00

President and CEO Mitch Dolloff commented, “We are pleased to have delivered record1 full year results in 2021 despite a myriad of macro market challenges, including supply chain issues related to semiconductor shortages, foam chemical shortages, labor availability, and transportation challenges, as well as higher costs associated with each of these issues. We also delivered record1 quarterly sales and solid operating results in the fourth quarter. Despite these ongoing challenges, including inflation and a likely shift to tighter monetary policy, we expect continued improvement in 2022 as conditions gradually stabilize and growth continues in our businesses most negatively impacted by the pandemic.

“In addition to record results, Leggett achieved several milestones in 2021. We increased our dividend for the 50th consecutive year, honoring our commitment to return value to our shareholders. We strengthened our balance sheet by extending our debt maturity profile with the issuance of 30-year notes. We completed three small acquisitions that expanded our capabilities in International Bedding, Aerospace, and Work Furniture. Leggett remains well-positioned, both competitively and financially, to capitalize on long-term opportunities in our various end markets. Our enduring fundamentals give us confidence in our ability to continue creating long-term value for our shareholders.

“Finally, I would like to thank our employees for their tremendous contributions in another challenging year. Your collaboration, agility, dedication, and commitment to our values drive our success.”

FOURTH QUARTER RESULTS

Fourth quarter 2021 sales a record1 $1.333 billion; increased 13% versus fourth quarter 2020.

•	Organic sales[3] were up 11%

•	Volume was down 5% largely due to supply chain constraints impacting the Automotive and Bedding markets, and demand softness in U.S. and European bedding markets later in the quarter

•	Raw material-related selling price increases added 16% to sales growth

•	Acquisitions added 2% to sales

[1]	Record is from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

Fourth quarter EBIT was $152 million, down $4 million or 2% from fourth quarter 2020.

•	EBIT declined primarily from lower volume, partially offset by metal margin expansion in our Steel Rod business and pricing discipline

•	EBIT margin was 11.4%, down from 13.2% in the fourth quarter of 2020

Fourth quarter EPS was $.77, a $.02 decrease versus fourth quarter 2020 due to lower EBIT.

FULL YEAR RESULTS

2021 sales a record1 $5.073 billion; increased 19% versus 2020.

•	Organic sales increased 18%

•	Volume up 4% largely due to recovery from COVID-19 impacts experienced in the first half of 2020

•	Raw material-related selling price increases added 13% to sales growth

•	Currency benefit added 1%

•	Acquisitions, net of small divestitures, added 1% to sales

2021 EBIT was $596 million, up $188 million or 46% from 2020, and adjusted2 EBIT was $568 million, a $115 million or 25% increase versus 2020.

•	EBIT and adjusted[2] EBIT increased primarily as a result of increased volume, higher metal margins, and pricing discipline

•	2021 adjustment was a $28 million gain on the sale of real estate associated with our exited Fashion Bed business

•

2020 adjustments were: $25 million goodwill impairment charge related to our Hydraulic Cylinders business; an $8 million impairment charge related to a note receivable; $8 million of restructuring-related charges; and a $4 million charge to write off stock associated with a prior year divestiture

•	Maintained approximately $80 million of the approximate $90 million fixed cost savings taken in 2020

•	EBIT margin was 11.7%, up from 9.5% in 2020, and adjusted[2] EBIT margin was 11.2%, an increase from 10.6% in 2020

2021 EPS was a record $2.94, an increase of $1.08 versus 2020. Full year adjusted2 EPS was a record $2.78, an increase of $.62, reflecting higher adjusted2 EBIT.

2021 DEBT, CASH FLOW, AND LIQUIDITY

•	Issued $500 million 30-year, 3.5% notes

•	Net debt[2] was 2.29x trailing 12-month adjusted EBITDA[2] at year-end

•	Operating cash flow was $271 million, down from $603 million in 2020

•	Decrease driven by inflationary impact and planned investments in inventory

•	Capital expenditures were $107 million

•	Total liquidity was $1.6 billion at year-end

DIVIDEND

•	Dividends were $1.66 per share in 2021, up $.06 from $1.60 per share in 2020

•	In November, Leggett & Platt’s Board of Directors declared a $.42 fourth quarter dividend, $.02 higher than last year’s fourth quarter dividend

•	At an annual indicated dividend of $1.68 per share, the yield is 4.4% based upon Friday’s closing stock price of $37.88 per share

2022 GUIDANCE

•	Sales are expected to be $5.3–$5.6 billion, +4% to +10% versus 2021

•	Volume expected to be flat to up mid-single digits

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•	Raw material-related price increases expected to add sales growth

•	Small acquisitions completed in 2021 expected to add 1%

•	EPS is expected to be $2.70–$3.00

•	Based on this framework, EBIT margin should be 10.5% to 11.0%

•	Additional expectations:

•	Depreciation and amortization $200 million

•	Net interest expense $80 million

•	Effective tax rate 23%

•	Fully diluted shares 137 million

•	Operating cash flow approximately $600 million

•	Capital expenditures $150 million

•	Dividends $230 million

SEGMENT RESULTS – Fourth Quarter 2021 (versus 4Q 2020)

Bedding Products –

•	Trade sales grew 18%; Organic sales were up 15%

•

Volume decreased 10% primarily from challenges with chemical and labor availability in the U.S. market early in the quarter, and softness in U.S. and European market demand which developed later in the quarter

•	Raw material-related selling price increases added 25%

•	Kayfoam acquisition, net of small divestitures, added 3%

•	EBIT increased $7 million, primarily from higher metal margin and pricing discipline; increases partially offset by lower volume, investments to maintain labor, and higher transportation costs

Specialized Products –

•	Trade sales decreased 3%; Organic sales were down 4%

•	Volume decreased 5% from lower sales in Automotive due to semiconductor shortages impacting global automotive production, partially offset by sales growth in Hydraulic Cylinders and Aerospace

•	Raw material-related selling price increases and currency benefit added 1%

•	Small Aerospace acquisition added 1%

•	EBIT decreased $21 million, primarily from lower volume and higher raw material and transportation costs in Automotive

Furniture, Flooring & Textile Products –

•	Trade sales increased 17%

•	Volume increased 1%, with growth in Work Furniture partially offset by declines in Flooring and Textiles

•	Raw material-related selling price increases added 16%

•	EBIT increased $10 million, primarily from pricing discipline

SEGMENT RESULTS – Full Year 2021 (versus 2020)

Bedding Products –

•	Trade sales increased 20%, entirely from raw material-related price increases

•

Volume was flat; growth in Adjustable Bed, Rod and Wire trade sales, and International Bedding was offset by declines in Specialty Foam and U.S. Spring that resulted primarily from supply chain constraints in the overall U.S. bedding market

•	Kayfoam acquisition added 2% but was offset by small divestitures

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•

EBIT increased $129 million, primarily from higher metal margin, pricing discipline, gain from sale of real estate associated with exited Fashion Bed business ($28 million), and non-recurrence of prior year note impairment ($8 million) and restructuring-related charges ($3 million); increases partially offset by production inefficiencies driven by supply chain constraints, and higher transportation costs

Specialized Products –

•	Trade sales increased 12%; organic sales increased 11%

•	Volume increased 7%; growth in Automotive (in the first half of 2021) and Hydraulic Cylinders was partially offset by decline in Aerospace

•	Currency benefit increased sales 4%

•	Small Aerospace acquisition added 1%

•

EBIT increased $24 million, primarily from higher volume and the non-recurrence of prior year goodwill impairment charge ($25 million) in Hydraulic Cylinders and restructuring-related charges ($4 million); increases partially offset by higher raw material and transportation costs

Furniture, Flooring & Textile Products –

•	Trade sales increased 20%

•	Volume increased 9%; growth was led by Home Furniture, Work Furniture, and Geo Components

•	Raw material-related selling price increases and currency benefit added 11%

•	EBIT increased $33 million, primarily from higher volume, pricing discipline, and non-recurrence of prior year restructuring-related charges ($1 million)

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, February 8. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

First quarter results will be released after the market closes on Monday, May 2, 2022, with a conference call the next morning.

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COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 139-year-old Company is comprised of 15 business units, approximately 20,000 employees, and over 130 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, raw material-related price increases; volume growth; acquisition impact on sales; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; EBIT margin, effective tax rate, and amount of dividends. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has had, and depending on the length and severity of the pandemic and the percentage of the population vaccinated and effectiveness of any vaccines against new variants, could, in varying degrees, negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) our ability to collect trade and other notes receivables in accordance with their terms, (d) impairment of goodwill

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and long-lived assets, (e) restructuring-related costs, and (f) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; (ii) our ability to deleverage; (iii) our ability to manage working capital; (iv) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (v) market conditions; (vi) price and product competition from foreign and domestic competitors; (vii) cost and availability of raw materials (including microchips and chemicals) due to supply chain disruptions or otherwise, labor, and energy costs; (viii) cash generation sufficient to pay the dividend; (ix) cash repatriation from foreign accounts; (x) our ability to pass along raw material cost increases through increased selling prices; (xi) changing tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy, climate change and ESG obligations, and litigation risks; and (xii) risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT:  Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	February 7, 2022

RESULTS OF OPERATIONS [1]	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2021	2020	Change	2021	2020	Change
Trade sales	$1,332.9	$1,182.0	13%	$5,072.6	$4,280.2	19%
Cost of goods sold	1,067.5	914.9		4,034.3	3,376.1

Gross profit	265.4	267.1	(1)%	1,038.3	904.1	15%
Selling & administrative expenses	99.6	103.8	(4)%	422.1	424.4	(1)%
Amortization	15.9	16.3		67.5	65.2
Other expense (income), net	(2.3)	(9.0)		(47.3)	7.0

Earnings before interest and taxes	152.2	156.0	(2)%	596.0`	407.5	46%
Net interest expense	18.4	18.8		73.9	79.6

Earnings before income taxes	133.8	137.2		522.1	327.9
Income taxes	28.2	29.2		119.5	74.8

Net earnings	105.6	108.0		402.6	253.1
Less net income from noncontrolling interest	(0.1)	—		(0.2)	(0.1)

Net Earnings Attributable to L&P	$105.5	$108.0	(2)%	$402.4	$253.0	59%

Earnings per diluted share
Net earnings per diluted share	$0.77	$0.79	(3)%	$2.94	$1.86	58%
Shares outstanding
Common stock (at end of period)	133.4	132.6	0.6%	133.4	132.6	0.6%
Basic (average for period)	136.5	135.9		136.3	135.7
Diluted (average for period)	137.0	136.2	0.6%	136.7	135.9	0.6%

CASH FLOW [1]	FOURTH QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Net earnings	$105.6	$108.0		$402.6	$253.1
Depreciation and amortization	46.5	48.4		187.3	189.4
Working capital decrease (increase)	30.3	59.9		(337.6)	80.3
Impairments	—	—		—	29.4
Other operating activities	8.5	2.5		19.0	50.4

Net Cash from Operating Activities	$190.9	$218.8	(13)%	$271.3	$602.6	(55)%
Additions to PP&E	(30.8)	(13.9)		(106.6)	(66.2)
Purchase of companies, net of cash	(0.3)	—		(152.6)	—
Proceeds from business and asset sales	—	8.8		38.5	14.8
Dividends paid	(56.0)	(53.0)		(218.3)	(211.5)
Repurchase of common stock, net	0.3	(0.1)		(6.3)	(9.1)
Additions (payments) to debt, net	20.0	(63.1)		184.9	(227.8)
Other	2.9	6.4		1.9	(1.5)

Increase (Decrease) in Cash & Equivalents	$127.0	$103.9		$12.8	$101.3

FINANCIAL POSITION [1]	Dec 31,	Dec 31,
(In millions)	2021	2020	Change
Cash and equivalents	$361.7	$348.9
Receivables	651.5	563.6
Inventories	993.2	691.5
Other current assets	58.9	54.1

Total current assets	2,065.3	1,658.1	25%
Net fixed assets	781.5	784.8
Operating lease right-of-use assets	192.6	161.6
Goodwill	1,449.6	1,388.8
Intangible assets and deferred costs, both at net	818.3	806.7

TOTAL ASSETS	$5,307.3	$4,800.0	11%

Trade accounts payable	$613.8	$552.2
Current debt maturities	300.6	50.9
Current operating lease liabilities	44.5	42.4
Other current liabilities	376.8	360.5

Total current liabilities	1,335.7	1,006.0	33%

Long-term debt	1,789.7	1,849.3	(3)%
Operating lease liabilities	153.0	122.1
Deferred taxes and other liabilities	380.3	397.5
Equity	1,648.6	1,425.1	16%

Total Capitalization	3,971.6	3,794.0	5%

TOTAL LIABILITIES & EQUITY	$5,307.3	$4,800.0	11%

[1]	Effective 1/1/21: domestic steel-related inventory valuation methodology changed from LIFO to FIFO; all prior periods presented have been retrospectively adjusted to apply the effects of the change.

LEGGETT & PLATT	Page 7 of 8	February 7, 2022

SEGMENT RESULTS [1,2]	FOURTH QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Bedding Products
Trade sales	$647.3	$548.3	18%	$2,455.9	$2,039.3	20%
EBIT	76.0	69.4	10%	321.3	192.4	67%
EBIT margin	11.7%	12.7%	-100 bps [3]	13.1%	9.4%	370 bps [3]
Note impairment	—	—		—	8.4
Restructuring-related charges	—	—		—	2.6
Gain on sale of real estate	—	—		(28.2)	—

Adjusted EBIT	76.0	69.4	10%	293.1	203.4	44%
Adjusted EBIT margin	11.7%	12.7%	-100 bps	11.9%	10.0%	190 bps
Depreciation and amortization	27.0	27.0		106.8	106.7

Adjusted EBITDA	103.0	96.4	7%	399.9	310.1	29%
Adjusted EBITDA margin	15.9%	17.6%	-170 bps	16.3%	15.2%	110 bps

Specialized Products
Trade sales	$264.0	$273.0	(3)%	$998.9	$891.2	12%
EBIT	30.9	51.4	(40)%	115.9	92.0	26%
EBIT margin	11.7%	18.8%	-710 bps	11.6%	10.3%	130 bps
Restructuring-related charges	—	—		—	3.8
Goodwill impairment	—	—		—	25.4

Adjusted EBIT	30.9	51.4	(40)%	115.9	121.2	(4)%
Adjusted EBIT Margin	11.7%	18.8%	-710 bps	11.6%	13.6%	-200 bps
Depreciation and amortization	9.8	11.8		44.8	44.3

Adjusted EBITDA	40.7	63.2	(36)%	160.7	165.5	(3)%
Adjusted EBITDA margin	15.4%	23.2%	-780 bps	16.1%	18.6%	-250 bps

Furniture, Flooring & Textile Products
Trade sales	$421.6	$360.7	17%	$1,617.8	$1,349.7	20%
EBIT	45.4	34.9	30%	159.5	126.5	26%
EBIT margin	10.8%	9.7%	110 bps	9.9%	9.4%	50 bps
Restructuring-related charges	—	—		—	1.5

Adjusted EBIT	45.4	34.9	30%	159.5	128.0	25%
Adjusted EBIT Margin	10.8%	9.7%	110 bps	9.9%	9.5%	40 bps
Depreciation and amortization	5.9	6.4		24.0	25.5

Adjusted EBITDA	51.3	41.3	24%	183.5	153.5	20%
Adjusted EBITDA margin	12.2%	11.4%	80 bps	11.3%	11.4%	-10 bps

Total Company
Trade sales	$1,332.9	$1,182.0	13%	$5,072.6	$4,280.2	19%
EBIT - segments	152.3	155.7	(2)%	596.7	410.9	45%
Intersegment eliminations and other	(0.1)	0.3		(0.7)	(3.4)

EBIT	152.2	156.0	(2)%	596.0	407.5	46%
EBIT margin	11.4%	13.2%	-180 bps	11.7%	9.5%	220 bps
Goodwill impairment [4]	—	—		—	25.4
Note impairment [4]	—	—		—	8.4
Stock write-off from prior year divestiture [4]	—	—		—	3.5
Restructuring-related charges [4]	—	—		—	7.9
Gain on sale of real estate [4]	—	—		(28.2)	—

Adjusted EBIT [4]	152.2	156.0	(2)%	567.8	452.7	25%
Adjusted EBIT margin [4]	11.4%	13.2%	-180 bps	11.2%	10.6%	60 bps
Depreciation and amortization - segments	42.7	45.2		175.6	176.5
Depreciation and amortization - unallocated [5]	3.8	3.2		11.7	12.9

Adjusted EBITDA [4]	$198.7	$204.4	(3)%	$755.1	$642.1	18%
Adjusted EBITDA margin	14.9%	17.3%	-240 bps	14.9%	15.0%	-10 bps

LAST SIX QUARTERS [1]	2020		2021
Selected Figures (In Millions)	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	1,207.6	1,182.0	1,150.9	1,269.6	1,319.2	1,332.9
Sales growth (vs. prior year)	(3)%	3%	10%	50%	9%	13%
Volume growth (same locations vs. prior year)	(3)%	3%	4%	31%	(6)%	(5)%

Adjusted EBIT [4]	155.9	156.0	127.7	143.7	144.2	152.2
Cash from operations	261.3	218.8	(10.6)	40.9	50.1	190.9

Adjusted EBITDA (trailing twelve months) [4]	610.6	642.1	677.9	772.9	760.8	755.1
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	2.81	2.42	2.46	2.32	2.41	2.29

Organic Sales (Vs. Prior Year) [7]	3Q	4Q	1Q	2Q	3Q	4Q
Bedding Products	(1)%	5%	12%	50%	12%	15%
Specialized Products	(9)%	1%	9%	69%	(4)%	(4)%
Furniture, Flooring & Textile Products	(2)%	3%	12%	43%	12%	17%
Overall	(3)%	3%	11%	50%	8%	11%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	February 7, 2022

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 1, 11

Non-GAAP Adjustments [8]	Full Year		2020		2021
(In millions, except per share data)	2020	2021	3Q	4Q	1Q	2Q	3Q	4Q
Goodwill impairment	25.4	—	—	—	—	—	—	—
Note impairment	8.4	—	—	—	—	—	—	—
Stock write-off from prior year divestiture	3.5	—	—	—	—	—	—	—
Restructuring-related charges	7.9	—	5.7	—	—	—	—	—
Gain on sale of real estate	—	(28.2)	—	—	—	(28.2)		—

Non-GAAP Adjustments (Pretax) [9]	45.2	(28.2)	5.7	—	—	(28.2)	—	—
Income tax impact	(4.4)	6.9	(1.3)		—	6.9		—

Non-GAAP Adjustments (After Tax)	40.8	(21.3)	4.4	—	—	(21.3)	—	—

Diluted shares outstanding	135.9	136.7	136.1	136.2	136.3	136.8	136.9	137.0

EPS Impact of Non-GAAP Adjustments	0.30	(0.16)	0.03	—	—	(0.16)	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [8]	Full Year		2020		2021
(In millions, except per share data)	2020	2021	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	4,280.2	5,072.6	1,207.6	1,182.0	1,150.9	1,269.6	1,319.2	1,332.9

EBIT (earnings before interest and taxes)	407.5	596.0	150.2	156.0	127.7	171.9	144.2	152.2
Non-GAAP adjustments (pretax and excluding interest)	45.2	(28.2)	5.7	—	—	(28.2)	—	—

Adjusted EBIT	452.7	567.8	155.9	156.0	127.7	143.7	144.2	152.2

EBIT margin	9.5%	11.7%	12.4%	13.2%	11.1%	13.5%	10.9%	11.4%
Adjusted EBIT Margin	10.6%	11.2%	12.9%	13.2%	11.1%	11.3%	10.9%	11.4%

EBIT	407.5	596.0	150.2	156.0	127.7	171.9	144.2	152.2
Depreciation and amortization	189.4	187.3	47.0	48.4	46.1	48.1	46.6	46.5

EBITDA	596.9	783.3	197.2	204.4	173.8	220.0	190.8	198.7
Non-GAAP adjustments (pretax and excluding interest)	45.2	(28.2)	5.7	—	—	(28.2)	—	—

Adjusted EBITDA	642.1	755.1	202.9	204.4	173.8	191.8	190.8	198.7

EBITDA margin	13.9%	15.4%	16.3%	17.3%	15.1%	17.3%	14.5%	14.9%
Adjusted EBITDA Margin	15.0%	14.9%	16.8%	17.3%	15.1%	15.1%	14.5%	14.9%

Diluted EPS	1.86	2.94	0.79	0.79	0.64	0.82	0.71	0.77
EPS impact of non-GAAP adjustments	0.30	(0.16)	0.03	—	—	(0.16)	—	—

Adjusted EPS	2.16	2.78	0.82	0.79	0.64	0.66	0.71	0.77

Net Debt to Adjusted EBITDA [10]	Full Year		2020		2021
	2020	2021	3Q	4Q	1Q	2Q	3Q	4Q
Total debt	1,900.2	2,090.3	1,960.2	1,900.2	2,003.7	2,025.7	2,066.0	2,090.3
Less: cash and equivalents	(348.9)	(361.7)	(245.0)	(348.9)	(333.8)	(231.6)	(234.7)	(361.7)

Net debt	1,551.3	1,728.6	1,715.2	1,551.3	1,669.9	1,794.1	1,831.3	1,728.6
Adjusted EBITDA, trailing 12 months	642.1	755.1	610.6	642.1	677.9	772.9	760.8	755.1

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.42	2.29	2.81	2.42	2.46	2.32	2.41	2.29

[8]	Management and investors use these measures as supplemental information to assess operational performance.
[9]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: ($0.2) million COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million COGS. 2Q 2021: ($28.2) million other income.

[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]	Calculations impacted by rounding.